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                                                                   EXHIBIT - (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 7, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of the Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund, Schwab New Jersey Municipal Money Fund, Schwab Pennsylvania Municipal Money Fund, Schwab Florida Municipal Money Fund, Schwab Retirement Money Fund(R), Schwab Government Cash Reserves, Schwab Institutional Advantage Money Fund(R), Schwab Value Advantage Money Fund(R), Schwab Money Market Fund, Schwab Government Money Fund, and Schwab U.S. Treasury Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
April 21, 2002